Exhibit 99.1

Contact:

Dan Coccoluto	Sharon Barclay
Omtool, Ltd.	Blanc and Otus
Chief Financial Officer	Investor Relations
978-327-5700	617-451-6070 x203
coccoluto@omtool.com	sbarclay@blancandotus.com

OMTOOL ANNOUNCES NASDAQ CAPITAL MARKET LISTING DEFICIENCY

Omtool to provide plan to achieve and sustain compliance with
The Nasdaq Capital Market’s listing requirements

Andover, Mass., November 22, 2006 — Omtool, Ltd. (NASDAQ: OMTL), a leading provider of document handling solutions, today announced that it has received a letter, dated November 17, 2006, from the Listing Qualifications Department of the Nasdaq Stock Market stating that Omtool does not comply with Marketplace Rule 4310(c)(2)(B), which requires companies listed on The Nasdaq Capital Market to have (i) a minimum of $2,500,000 in stockholders’ equity; (ii) a market value of listed securities of $35,000,000; or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

Nasdaq’s letter to Omtool noted that, under the circumstances described above, Nasdaq is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market.  To facilitate this review, Nasdaq requested that Omtool provide, on or before December 4, 2006, a plan to achieve and sustain compliance with all the listing requirements of The Nasdaq Capital Market, including the time frame for completion of the plan.  Omtool is exploring various ways to preserve its listing on The Nasdaq Capital Market, including through its previously announced agreement to acquire BlueChip Technologies Ltd. and otherwise, and intends to submit its plan to Nasdaq on or before December 4, 2006.

About Omtool, Ltd.

Omtool, Ltd. is a leading provider of document and information handling solutions used to control essential document lifecycles. Whether it is paper-based, faxed-based or electronic information, Omtool’s products are designed to capture that information and deliver it to the destination(s) where it is needed.  Its enterprise-level products are used by organizations worldwide whose business processes frequently include paper-based documents and/or stringent compliance requirements that include secure handling, storage, integration and tracking of a variety of documents.  Omtool’s flagship product, AccuRoute, is a document capture, conversion and communication platform that makes it easy to capture valuable company information and distribute it to multiple systems simultaneously, all from users’ desktops or any network enabled scanning device.  Based in Andover, Massachusetts with offices in the United Kingdom, Omtool can be contacted at 800-886-7845 or www.omtool.com.

This press release contains forward-looking statements, including, without limitation, statements regarding Omtool’s plans to achieve and sustain compliance with The Nasdaq Capital Market’s listing requirements; the anticipated combination with BlueChip Technologies and the benefits thereof; Omtool’s objectives and expectations; future financial and operating performance; customer interest in Omtool’s Genifax™ and AccuRoute products; long-term sales strategy; distribution channels; and the future plans of Omtool’s management.  These forward-looking statements are neither promises nor guarantees, and are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in these forward-looking statements, including but not limited to, continued non-compliance with the listing requirements of The Nasdaq Capital Market; risks associated with the consummating and integrating the BlueChip Technologies acquisition; introduction of new product offerings, including the AccuRoute, Genidocs™ and Genifax software products; the success of Omtool’s channel sales strategies; business partner strategies and new sales and marketing efforts; Omtool’s investments in vertical markets, including legal, financial services and healthcare; the continuation of market demand for fax-based software solutions; fluctuations in quarterly results of operations; Omtool’s headquarters relocation; changes in the regulatory environment; dependence on continuing growth in the number of organizations implementing secure electronic document exchange; competition; product enhancements; product concentration; declines in Omtool’s legacy fax business; seasonality; international sales; Omtool’s ability to manage expansion; Omtool’s ability to obtain desired financing; acquisitions and integration of complementary businesses; and those other risk factors described in Omtool’s periodic reports and registration statements as filed with the Securities and Exchange Commission, including Omtool’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006.  Reported results should not be considered an indication of future performance.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Omtool undertakes no responsibility to update any such forward-looking statements.